Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT is made and entered effective as of the      day of                     , 2006, by and between OPTICAL SENSORS INCORPORATED, a Delaware corporation d/b/a väsamed (“Debtor”), and the parties listed on Exhibit A made a party hereto from time to time by the execution of a separate signature page (each a “Secured Party” and collectively, the “Secured Parties”).

W I T N E S S E T H:

WHEREAS, in a bridge loan financing, Debtor has entered into a series of Convertible Promissory Notes up to an aggregate principal amount of Four Million Five Hundred Thousand Dollars ($4,500,000) (the “Notes”) with the Secured Parties for the amounts set forth in Exhibit A attached hereto, which Exhibit shall be amended by Debtor from time to time to include as Secured Parties all purchasers of Notes in the financing with each additional Secured Party executing a separate signature page hereto;

WHEREAS, Debtor is indebted to the Secured Parties pursuant to the Notes; and

WHEREAS, to secure payment and performance of all obligations of Debtor to Secured Parties under the Notes, Debtor has granted Secured Parties a security interest in certain of its assets more fully described in Exhibit B attached hereto.

NOW, THEREFORE, in consideration of the promises and mutual undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS.

(a) The term “Liabilities” shall mean any and all obligations of Debtor to Secured Parties under the Notes.

(b) The terms “Collateral” or “Security” shall mean Debtor’s assets described in Exhibit B attached hereto.

2. SECURITY INTEREST IN COLLATERAL.

(a) The Debtor hereby grants to the Secured Parties a first-in-priority lien on and a continuing security interest in the Collateral together with all substitutions, replacements and proceeds, including all of the foregoing now in existence and all thereof hereafter acquired by Debtor at any time or times regardless of whether prior to, contemporaneously with or subsequent to the incurring of any of the Debtor’s Liabilities to the Secured Parties.

(b) The security interest created herein shall attach without the execution or delivery to the Secured Parties of any instruments, documents, assignments or other agreements of transfer, and in the event that any such instruments, documents or other agreements of transfer are or will be delivered to the Secured Parties, the same are and will be in furtherance of the security interest created by virtue of this Agreement.

(c) This security interest is given to secure payment and performance of the Liabilities of the Debtor to the Secured Parties.

(d) At any time and from time to time, upon the request of the Secured Parties representing more than fifty percent (50%) of the total collective principal amount of the Notes (the “Majority Holders”), the Debtor will give, execute, deliver, file and/or record any notice, statement, instrument, document, agreement or other papers that may be necessary, or that the Majority Holders may reasonably request, in order to preserve, perfect or validate any security interest granted pursuant hereto or to enable the Secured Parties to exercise and enforce their rights hereunder or with respect to such security interest.

(e) The right is expressly granted to the Majority Holders at their discretion, to file in those jurisdictions where the same is permitted, one or more financing statements under the Uniform Commercial Code signed only Hayden R. Fleming on behalf of the Secured Parties, and indicating therein the types or describing the items of Security herein specified. Without the prior written consent of the Majority Holders, the Debtor shall not file or authorize or permit to be filed in any jurisdiction any such financing or like statement other than such a statement naming the Secured Parties as the secured party.

3. REPRESENTATIONS AND WARRANTIES.

The Debtor does hereby warrant, covenant and represent to the Secured Parties that until such time as the Liabilities have been paid in full:

(a) The Collateral is and shall be owned solely by the Debtor. The security interest granted herein is and will at all times be valid and subsisting. The Collateral shall remain free and clear from any prior or subsequent assignment, lien, pledge, mortgage, encumbrance or security interest.

(b) The Debtor shall not, without the prior written approval of the Majority Holders, make any sale, transfer or assignment of the Collateral or create or permit the existence of any lien, pledge, mortgage, encumbrance or security interest, other than those of the Secured Parties, thereon or therein, nor permit the same to be reached by any judicial process.

(c) The Debtor shall defend the title of the Collateral and the security interest herein created at his own cost and expense.

(d) The execution, delivery and performance hereof do not contravene the Articles of Incorporation or Bylaws of Debtor or any indenture, agreement or undertaking to which Debtor is a party or by which it is bound.

(e) The Debtor, on demand of the Majority Holders, shall (or cause the same to be done) execute, acknowledge and deliver all such further instruments and papers, and take all such further action, as may be requested by the Majority Holders to effectuate the purposes hereof, or to provide the rights and remedies of the Secured Parties contemplated hereby, or to avoid any breach hereof.

4. EVENTS OF DEFAULT; ACCELERATION. An Event of Default shall be deemed to have occurred hereunder (i) if there is any default under the Notes, or (ii) if the Debtor shall default in the performance of any of its agreements, representations, warranties or covenants made herein or in any instrument or document delivered to the Secured Parties simultaneously herewith, or (iii) if any warranty, representation or statement made or furnished to the Secured Parties in connection with this Security Agreement proves to have been false or misleading in any respect when made or furnished, or (iv) if the Debtor becomes insolvent (whether such insolvency shall result from an inability to pay debts as they mature or shall result from having liabilities in excess of the fair market value of its assets), commits any act of bankruptcy or makes a general assignment for the benefit of creditors, or (v) if any final judgment is docketed or lien filed against Debtor (unless satisfied within 30 days or bonded on appeal), or (vi) if a petition in bankruptcy or for any relief under any law relating to the relief of debtors, readjustment of indebtedness, reorganization, composition or extension shall be filed, or any proceeding shall be instituted under any such law by or against Debtor which remains undismissed for a period of thirty (30) days.

If there is an Event of Default hereunder, then the Liabilities shall, at the option of the Majority Holders, without notice of demand, become immediately due and payable.

5. RIGHTS AND REMEDIES UPON DEFAULT.

(a) The Secured Parties shall have the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code. Upon the occurrence of an Event of Default hereunder, the Majority Holders shall have the right to appoint a receiver with notice to the Debtor. In addition, with respect to the Collateral, or any part thereof, the Majority Holders may, in the Event of Default sell or cause the Collateral to be sold, at such price and terms as the Majority Holders may deem best, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived) and any Secured Party or anyone else may be the purchaser of any or all of the Collateral so sold and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any equity of redemption of the Debtor, any such demand, notice or right and equity being hereby expressly waived and released. The Debtor shall pay to the Secured Parties the expenses, including reasonable attorneys’ fees, incidental to the enforcement against the Debtor of any of the provisions hereof, or of any of the Liabilities, or any actual or attempted sale, retaking, enforcement, collection, compromise or settlement of any of the Collateral or receipt of the proceeds thereof, and for the care of the Collateral and defending or asserting the rights and claims of the Secured Parties in respect thereof, by litigation or otherwise, including expenses of insurance and all such expenses shall be Liabilities within the terms of this Agreement. The Majority Holders may exercise all or any number of the Secured Parties’ rights and remedies (and they shall be cumulative and not alternative) which it may have hereunder and under the Note, and any other paper delivered by the Debtor, in connection with any of the Liabilities, to the Secured Parties, and under the Uniform Commercial Code or any other law, or otherwise, at any time or times, and in whole or in part. The Secured Parties shall be under no liability to anyone for the exercise of any such rights or for any failure to exercise any thereof, and such exercise or failure shall not affect or discharge any liability of the Debtor or any other person. If the proceeds of any sale of other lawful disposition of the Collateral following an Event of Default are insufficient to pay the expenses, including attorneys’ fees, of retaking, holding, preparing it for sale or other disposition and selling it or otherwise disposing it, and to satisfy all of the Liabilities to the Secured Parties, then the Debtor agrees to pay any deficiency. The Debtor shall be entitled to any surplus if one results after lawful application of such proceeds.

(b) When any of the Liabilities to the Secured Parties shall be due, whether by maturity, acceleration or otherwise, the Secured Parties shall have the right to appropriate, set off and apply against the same all amounts due or to become due to the Debtor, by the Secured Parties in any capacity, whether due or not, and any other property or monies of the Debtor, which the Secured Parties may have or have the right to have in its possession.

6. ONE GENERAL OBLIGATION. It is distinctly understood and agreed that all of the rights and remedies of the Secured Parties contained in this Agreement shall likewise apply insofar as applicable to any modification of or supplement to this Agreement and to any other agreements between the Secured Parties and the Debtor. Any default of this Security Agreement by the Debtor shall constitute, likewise, a default by the Debtor of any other existing agreement with the Secured Parties, and any default by the Debtor of any other agreement with the Secured Parties shall constitute a default of this Security Agreement.

7. TERMINATION. At such time as the Liabilities have been completely satisfied, this Agreement shall terminate and the Secured Parties, at the request of the Debtor, shall deliver this Agreement to the Debtor properly marked “satisfied” and deliver such other documents to the Debtor as they may reasonably request in connection with the termination of this Agreement and the security interest created herein.

8. ASSIGNMENT. A Secured Party may assign or transfer the whole or any part of the Note and may transfer therewith its interest in the Security therefor. The transferee shall have the same rights and powers with reference to the Note so transferred and the Security transferred therewith as are hereby given to the Secured Party, and upon such transfer, the Secured Party shall be fully discharged from all claims with respect to any Security so transferred, but shall retain all rights and powers hereby given with respect to any Security not so transferred.

9. NON-WAIVER. No failure or delay on the part of the Secured Parties in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. No waiver shall be enforceable against the Secured Parties unless in writing signed by the Majority Holders. The rights, remedies and benefits herein expressly specified are cumulative and not exclusive of any rights, remedies or benefits which the Secured Parties may otherwise have.

10. WAIVER BY THE DEBTOR.

(a) The Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing the Liabilities or the Security and any and all other notices and demands whatsoever, whether or not relating to such instruments.

(b) The Debtor hereby waives the right to a trial by jury in any action or proceeding between him and the Secured Parties, including right to assert in any action or proceeding with regard to this Agreement any defenses, off-sets or counterclaims which the Debtor may have is expressly reserved.

11. INVALID PROVISIONS. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12. MODIFICATION AND PARTIES TO BE BOUND. No provision hereof shall be modified or limited except by a written instrument signed by the Majority Holders and Debtor, expressly referring hereto and to the provision so modified or limited. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and representatives and the permitted transferees and holders of any of the Obligations. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

13. NOTICES. All notices, elections, requests, demands or other communications hereunder shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon being (i) personally delivered, (ii) deposited with a recognized overnight courier service such as Federal Express, DHL, UPS Overnight or the like, or (iii) deposited in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any such notice, election, demand or request must be given shall commence on the date of receipt thereof; and provided further that no notice of change of address shall be effective until the date of receipt thereof. Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt. Rejection or other refusal to accept or inability to deliver because of change in address of which no notice has been received shall also constitute receipt. Any such notice, election, demand, request or response, if given to the Debtor, shall be addressed as follows:

to Debtor:	Optical Sensors Incorporated
7615 Golden Triangle Drive, Suite C
Eden Prairie, Minnesota 55344
Attn: Paulita LaPlante

if given to Holder, shall be addressed as follows:

If given to the Majority Holders:

Hayden R. Fleming
17797 North Perimeter Drive
Suite 105
Scottsdale, Arizona 85255

14. ACTION BY MAJORITY. All rights and remedies of the Secured Parties hereunder may be exercised only by the Majority Holders and action taken by such holders shall be binding on all holders of interests in the Notes.

15. APPLICATION OF PROCEEDS. All amounts paid or assets transferred to Secured Parties hereunder shall be allocated among the persons constituting the Secured Parties in proportion to the amounts owed to each under their respective Notes at that time.

16. MISCELLANEOUS. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Minnesota. The captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement nor the intent of any provision hereof. Time is of the essence of this Agreement and of each and every paragraph and subparagraph hereof.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of                          , 2006.

OPTICAL SENSORS INCORPORATED		HOLDER:

Print Name of Holder

By:
Paulita LaPlante, President & CEO

Signature of Holder

EXHIBIT A

SECURED PARTIES

Name of Holder	Amount of Note	Date of Note

EXHIBIT B

Description of Collateral

Debtor hereby grants to Secured Parties a present and continuing security interest in and security title to the following assets of Debtor and all proceeds therefrom (which property and proceeds are hereinafter collectively referred to as the “Collateral”) to secure payment and performance of the Liabilities of the Debtor to the Secured Parties:

(a) all of the Debtor’s Accounts, commercial tort claims, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, real property, Fixtures, Investment Property and Inventory;

(b) together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; and (v) any money or other assets of the Debtor that now or hereafter come into the possession, custody, or control of any of the Secured Parties.

The Collateral does not include any rights to Regulatory Filings or Intellectual Property owned, held or hereafter acquired by Debtor or any proceeds therefrom. All of such rights are specifically excluded from the terms of this Security Agreement and from the term “Collateral”.

As used in the Security Agreement and the Exhibits thereto, the following terms shall have the meanings indicated:

“Accounts” means all of the Debtor’s accounts, as such term is defined in the UCC, including each and every right of the Debtor to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Debtor or by some other person who subsequently transfers such person’s interest to the Debtor, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens) which the Debtor may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including, but not limited to, all present and future accounts, contract rights, loans and obligations receivable, credit card receivables, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

“Equipment” means all of the Debtor’s equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including, but not limited to, all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, and supplies.

“Fixtures” means all goods that become so related to particular property that an interest in them arises under real property law.

“General Intangibles” means all of the Debtor’s general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future payment intangibles, customer or supplier lists and contracts, contract rights which are assignable to the Secured Parties, manuals, operating instructions, permits, franchises.

“Intellectual Property” means all of the Debtor’s past, present and future (i) trade secrets and other proprietary information; (ii) trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; (iii) copyrights (including copyrights for the Debtor’s computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; (iv) unpatented inventions (whether or not patentable), patent applications (including the entire right, title and interest in and to said invention, said application and the issued letter patent that may or shall issue), patents, industrial designs, industrial design applications and registered industrial designs; (v) license agreements related to any of the foregoing and income therefrom; (vi) books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; (vii) the right to sue for all past, present and future infringements of any of the foregoing; and (viii) all common law and other rights throughout the world in and to all of the foregoing.

“Inventory” means all of the Debtor’s inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

“Investment Property” means a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract, or a commodity account.

“Regulatory Filings” means all of Debtor’s past, present and future regulatory approvals, clearances, authorizations, certifications, consents, variances, entitlements, permissions, licenses and permits to or from, or filings, notices or recordings to or with, federal, state, foreign, provincial and local governmental authorities.